                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JULY 6, 2000

                                      AMONG

                               DIGITALTHINK, INC.,

                               DT ARISTA SUB, INC.

                                       AND

                         ARISTA KNOWLEDGE SYSTEMS, INC.

                                TABLE OF CONTENTS

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                                                                                                   ----
ARTICLE I THE MERGER ...........................................................................      1
    SECTION 1.1       The Merger................................................................      1
    SECTION 1.2       Closing...................................................................      2
    SECTION 1.3       Effective Time............................................................      2
    SECTION 1.4       Effects of the Merger.....................................................      2
    SECTION 1.5       Certificate of Incorporation and Bylaws...................................      2
    SECTION 1.6       Directors.................................................................      2
    SECTION 1.7       Officers..................................................................      2
    SECTION 1.8       Effect on Capital Stock...................................................      2
    SECTION 1.9       Exchange of Certificates..................................................      4
    SECTION 1.10      Escrow ...................................................................      7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................      7
    SECTION 2.1       Organization, Standing and Corporate Power................................      7
    SECTION 2.2       Subsidiaries..............................................................      8
    SECTION 2.3       Capital Structure.........................................................      8
    SECTION 2.4       Authority; Noncontravention...............................................      8
    SECTION 2.5       Financial Information.....................................................      9
    SECTION 2.6       Absence of Certain Changes or Events......................................     10
    SECTION 2.7       Litigation................................................................     11
    SECTION 2.8       Contracts.................................................................     11
    SECTION 2.9       Compliance with Laws......................................................     11
    SECTION 2.10      Environmental Matters.....................................................     12
    SECTION 2.11      Labor Matters.............................................................     12
    SECTION 2.12      Absence of Changes in Benefit Plans.......................................     12
    SECTION 2.13      ERISA Compliance..........................................................     12
    SECTION 2.14      Software Development......................................................     14
    SECTION 2.15      Taxes ....................................................................     15
    SECTION 2.16      Title to Properties.......................................................     16
    SECTION 2.17      Intellectual Property.....................................................     16
    SECTION 2.18      Voting Requirements.......................................................     17
    SECTION 2.19      Brokers; Schedule of Fees and Expense.....................................     17
    SECTION 2.20      Equipment and Other Personal Property Leases..............................     18
    SECTION 2.21      Product and Service Warranties............................................     18
    SECTION 2.22      Disclosure................................................................     18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................................     18
    SECTION 3.1       Organization, Standing and Corporate Power................................     18
    SECTION 3.2       Capital Structure.........................................................     19
    SECTION 3.3       Authority; Noncontravention...............................................     20
    SECTION 3.4       SEC Documents.............................................................     20
    SECTION 3.5       Absence of Certain Changes or Events......................................     21
    SECTION 3.6       Litigation................................................................     22

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                               TABLE OF CONTENTS
                                  (CONTINUED)


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
    SECTION 3.7       Compliance with Laws......................................................     22
    SECTION 3.8       Taxes ....................................................................     22
    SECTION 3.9       Title to Properties.......................................................     22
    SECTION 3.10      Voting Requirements.......................................................     23
    SECTION 3.11      Brokers; Schedule of Fees and Expense.....................................     23
    SECTION 3.12      Interim Operations of Sub.................................................     23

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................     23
    SECTION 4.1       Conduct of Business by the Company........................................     23

ARTICLE V ADDITIONAL AGREEMENTS.................................................................     25
    SECTION 5.1       Registration of Parent Common Stock.......................................     25
    SECTION 5.2       Access to Information; Confidentiality....................................     26
    SECTION 5.3       Public Announcements......................................................     26
    SECTION 5.4       Tax Treatment.............................................................     26
    SECTION 5.5       NMS Listing...............................................................     26
    SECTION 5.6       Certain Tax Matters.......................................................     26
    SECTION 5.7       Reasonable Efforts; Notification..........................................     26
    SECTION 5.8       Fees and Expenses.........................................................     27
    SECTION 5.9       S-8 Registration Statement; Company Employee Options......................     27

ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER...................................................     28
    SECTION 6.1       Conditions to Obligations of Each Party to Effect the Merger..............     28
    SECTION 6.2       Additional Conditions to Obligation of the Company........................     28
    SECTION 6.3       Additional Conditions to Obligations of Parent and Sub....................     29

ARTICLE VII SURVIVAL, ESCROW AND INDEMNIFICATION................................................     30
    SECTION 7.1       Survival of Representations and Warranties................................     30
    SECTION 7.2       Escrow Arrangements.......................................................     30
    SECTION 7.3       Limitation of Remedies....................................................     34
    SECTION 7.4       Indemnification...........................................................     34

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..................................................     35
    SECTION 8.1       Termination...............................................................     35
    SECTION 8.2       Effect of Termination.....................................................     36
    SECTION 8.3       Amendment.................................................................     37
    SECTION 8.4       Extension; Waiver.........................................................     37

ARTICLE IX GENERAL PROVISIONS...................................................................     37
    SECTION 9.1       Notices...................................................................     37
    SECTION 9.2       Definitions...............................................................     38
    SECTION 9.3       Interpretation............................................................     38
    SECTION 9.4       Counterparts..............................................................     39
    SECTION 9.5       Entire Agreement..........................................................     39
    SECTION 9.6       Governing Law.............................................................     39

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                               TABLE OF CONTENTS
                                  (CONTINUED)


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
    SECTION 9.7       Assignment................................................................     39
    SECTION 9.8       Enforcement...............................................................     39
    SECTION 9.9       Severability..............................................................     40
    SECTION 9.10      Attorneys' Fees...........................................................     40

Exhibit A:                   Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 6, 2000, among DigitalThink, Inc., a Delaware corporation ("Parent"), DT Arista Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Arista Knowledge Systems, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        A. The respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock") and each issued and outstanding share of Series A Preferred Stock of the Company, par value $.001 per share ("Company Preferred Stock"), other than Company Common Stock and Company Preferred Stock owned by Parent, Sub or the Company, will be converted into the right to receive shares of common stock of Parent, $0.001 par value ("Parent Common Stock") as specified in this Agreement.

        B. Substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company have executed Attachment 1, attached hereto.

        C. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        D. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        E. For financial accounting purposes, it is intended that the Merger will be accounted for under the purchase method of accounting and will not be accounted for as a pooling of interests transaction.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I
                                   THE MERGER

        SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the

Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the California Law.

        SECTION 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on July 6, 2000 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, unless another date or place is agreed to in writing by the parties hereto. Any signatures required for Closing (other than signatures on documents to be filed with a governmental authority that requires original signatures) may be delivered by telecopy, which shall have the same force and effect as the delivery of an originally executed document.

        SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the Delaware Law and shall make all other filings or recordings required under the Delaware Law. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 251 of the Delaware General Corporation Law.

        SECTION 1.5 Certificate of Incorporation and Bylaws.

             (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

             (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 1.6 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.7 Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.8 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock and Company Preferred Stock or any shares of capital stock of Sub:

             (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

             (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock or Company Preferred Stock that is owned by the Company and each share of Company Common Stock or Company Preferred Stock that is owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

             (c) Conversion of Company Common Stock and Company Preferred Stock. Subject to Section 1.9(e), each issued and outstanding share of Company Common Stock and Company Preferred Stock (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive a number of fully paid and nonassessable shares of Parent Common Stock equal to the quotient of {(A) divided by (B)} divided by (C), where (A) equals $30,000,000 minus the aggregate amount of Company Debt (as defined below);

        (B) equals the average last reported sale price of the Parent's Common Stock on the Nasdaq National Market over the 10 trading days ending on the trading day immediately prior to the execution of this Agreement; provided however (i) that if such amount is less than $26.00, then (B) shall equal $26.00 and (ii) if such amount is greater than $38.00, then (B) shall equal $38.00; and

        (C) equals the aggregate number of issued and outstanding shares of Company Common Stock and Company Preferred Stock plus the aggregate number of shares of Company Common Stock subject to outstanding Company Options (as defined below) as of the Effective Time.

        For purposes hereof, the "Exchange Ratio" shall equal the amount that is equal to the quotient of {(A) divided by (B)} divided by (C).

        For purposes hereof, the term "Company Debt" shall mean the principal of all indebtedness or other obligations owed by Company to Imperial Bank, Safeguard Capital 99 L.P., Safeguard Delaware, Inc. and/or Pennsylvania Early Stage Partners L.P., which principal of indebtedness or obligations will be paid by Parent contemporaneous with the Effective Time.

        For purposes hereof, the term "Consideration Common" shall mean the shares of Parent Common Stock issuable to the holders of Company Common Stock and Company Preferred Stock in accordance with this Agreement.

        As of the Effective Time, all such shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.9, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays an extraordinary dividend, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

             (d) Stock Option Plans. As of the Effective Time, each option to purchase shares of Company Common Stock granted under Company's 1998 Stock Option Plan ("Company Options") shall become an option to acquire that number of shares of Parent Common Stock as is equal to the number of shares of Company Common Stock subject to such option multiplied by the Exchange Ratio rounded down to the nearest whole share. The exercise price for each such option shall be adjusted to an exercise price equal to the exercise price per share of Company Common Stock (as currently provided for in such option) divided by the Exchange Ratio and rounded up to the nearest $0.001. The vesting of all Company Options granted on or prior to June 19, 2000 shall be accelerated in full as of the Effective Time. In the case of any Company Options to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("Qualified Company Options"), the option price, the number of shares purchasable pursuant to such Qualified Company Option and the terms and conditions of such option shall be determined in order to comply with Section 425(a) of the Code.

             (e) Warrants and Other Convertible Instruments. As of the Effective Time, all warrants, rights or other instruments to purchase or subscribe for shares of Company Common Stock or Company Preferred Stock, or securities or instruments convertible into or exercisable for Company Common Stock or Company Preferred Stock, shall have become exercised for or converted into Company Common Stock or Company Preferred Stock, as the case may be, or shall have been terminated. This Section 1.8(d) shall not apply to Company Options.

        SECTION 1.9 Exchange of Certificates

             (a) Exchange Agent. As of the Effective Time, Parent shall deposit with Wilson Sonsini Goodrich & Rosati. or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Common Stock, other than the shares of Company Common Stock that will be deposited in escrow pursuant to Section 1.10.

             (b) Exchange Procedures. As soon as reasonably practicable but not more than ten (10) business days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and Company Preferred Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8(c),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.8 after taking into account all the shares of Company Common Stock and Company Preferred Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 1.9(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.9(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.9(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 1.9(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.9(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 1.9(c) or 1.9(e).

             (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.9(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.9(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the

Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

             (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock and Company Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 1.9(c) or 1.9(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Preferred Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock and Company Preferred Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

             (e) No Fractional Shares.

                    (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                    (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock and Company Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the amount of Section 1.8(c)(B).

             (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

             (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

             (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

             (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

        SECTION 1.10 Escrow. At the Closing, Parent shall withhold from the Consideration Common and deliver to Wilson Sonsini Goodrich & Rosati as Escrow Agent (in its capacity as Escrow Agent, the "Escrow Agent"), pursuant to the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") among Parent, John B. Wright, II, as agent and attorney-in-fact for each holder of Company Common Stock and Company Preferred Stock (the "Stockholder Agent") and the Escrow Agent, fifteen percent (15%) of the aggregate of the Consideration Common less the amount of Consideration Common to be delivered to, or reserved for, holders of Company Options (such amount, together with dividends or other distributions and earnings thereon, being referred to herein as the "Escrow Amount"), which Escrow Amount shall be held and disbursed in accordance with the terms of the Escrow Agreement and Article VII of this Agreement. The Escrow Amount shall be available to compensate Parent and its affiliates for any claims, losses, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) in accordance with the indemnification provisions of Article VII of this Agreement. As soon as reasonably practicable following the Closing Norwest Bank Minnesota, N.A. shall be substituted as Escrow Agent.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

        SECTION 2.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in any such jurisdiction where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 9.2) on the Company. The Company has delivered to Parent complete and correct copies of the Certificate of Incorporation and Bylaws, in each case as amended to the date hereof, of the Company.

        SECTION 2.2 Subsidiaries. The Company has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

        SECTION 2.3 Capital Structure. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.001 par value and 7,500,000 shares of Series A Preferred Stock, $.001 par value. At the close of business on the date immediately preceding the date of this Agreement, a) 3,111,065 total shares of Company Common Stock were issued and outstanding, b) 4,550,000 shares of Company Preferred Stock were issued and outstanding, c) 2,713,867 shares of Company Common Stock were reserved for issuance pursuant to stock option, stock purchase or similar plans, d) 2,165,069 shares of Company Common Stock were reserved for issuance on the exercise of warrants and e) 1,499,636 shares of Company Common Stock were reserved for issuance on the conversion of convertible debt. The holders of record of all of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are set forth in Section 2.3 of the Company Disclosure Schedule. Except as set forth above, at the close of business on the date immediately preceding the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of capital stock of the Company.

        SECTION 2.4 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 2.4 of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under any provision of (a) the Certificate of Incorporation or Bylaws of the Company, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (c), subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree applicable to the Company or its properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and
(2) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        SECTION 2.5 Financial Information.

             (a) The Company has furnished Parent with a copy of (i) the unaudited balance sheets of the Company as of May 31, 2000 and December 31, 1999 and the related unaudited statements of income and cash flows for the five-month and twelve-month periods then ended (together with any notes thereto, the "Interim Financials"), and (ii) the audited balance sheets of the Company as of March 31, 1999 and 1998 and the related audited statements of operations, stockholders' equity and cash flows for the fiscal years then ended together with any notes thereto (collectively, the "Annual Financials"). The Interim Financials and the Annual Financials (including, any related notes to such statements) (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, except to the extent required by changes in GAAP and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject, in the case of the Interim Financials, to normal year-end adjustments).

             (b) Except as and to the extent set forth in the balance sheet included in the Interim Financials or as disclosed in Section 2.5 of the Company Disclosure Schedule, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since May 31, 2000, none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit.

        SECTION 2.6 Absence of Certain Changes or Events. Except as set forth in
Section 2.6 of the Company Disclosure Schedule, since the date of the Interim Financials, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been:

             (a) any material adverse change (as defined in Section 9.2) in the Company;

             (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

             (c) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock;

             (d) (x) any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice, (y) any granting by the Company to any officer of any increase in severance or termination pay or (z) any entry by the Company into any employment, severance or termination agreement with any officer;

             (e) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on the Company;

             (f) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP;

             (g) any tax election that individually or in the aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability;

             (h) any incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice;

             (i) any cancellation of any debts or claims, or waiver of any rights, of substantial value;

             (j) any sale, transfer, conveyance, encumbrance or grant of any security interest in any of the Company's assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

             (k) any capital expenditure or commitment in excess of $10,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets of the Company; or

             (l) any agreement, whether in writing or otherwise, to take any action described in this Section 2.6.

        SECTION 2.7 Litigation. There is no suit, action or proceeding pending or threatened against the Company that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company that individually or in the aggregate would have a material adverse effect on the Company.

        SECTION 2.8 Contracts. Section 2.8 of the Company Disclosure Schedule sets forth a list of the Company's material contracts. Except as set forth in
Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. Except as set forth in Section 2.8 of the Company Disclosure Schedule, the Company has not entered into any contract, agreement arrangement or understanding with any affiliate of the Company.

        SECTION 2.9 Compliance with Laws. The Company is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on the Company. Except as disclosed in Section 2.9 of the Company Disclosure Schedule, the Company has not received any notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by the Company.

        SECTION 2.10 Environmental Matters. The Company is not in violation of any applicable statute, law or regulation relating to the environment , the Company is not in material violation of any occupational health and safety regulation, and no expenditures are or will be required in order to comply with any existing statute, law or regulation relating to the environment.

        SECTION 2.11 Labor Matters. There are no collective bargaining agreements or other labor union agreements to which the Company is a party, or by which it is bound. To the best of its knowledge, the Company is in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or the United States Department of Labor. There is no labor strike, dispute, slowdown or stoppage in progress or, to the knowledge of the Company, threatened against or involving the Company. No question concerning representation has been raised or, to the knowledge of the Company, is threatened respecting the Company. No grievance or arbitration proceeding is pending and, to the knowledge of the Company, no claim therefor exists. No private agreement restricts the Company from relocating, closing or terminating any of its operations or facilities. The Company has not, in the past three years, experienced any labor strike, dispute, slowdown, stoppage or other labor difficulty.

        SECTION 2.12 Absence of Changes in Benefit Plans. Except as disclosed in
Section 2.12 of the Company Disclosure Schedule, since June 30, 2000, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans"). Except as disclosed in Section 2.12 of the Company Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company, any current or former employee, officer or director of the Company, which is either currently effective or will become effective at the Closing Date.

        SECTION 2.13 ERISA Compliance. Section 2.13(a) of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), "employee benefit plans" (as defined in Section 3(3) of ERISA), which are maintained in connection with any trust described in Section 501(c)(9) of the Code, and all other Benefit Plans maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company. The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. Each of the Benefit Plans is in compliance in all material respects with applicable provisions of ERISA and the Code.

             (a) Each Benefit Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination or opinion letter as to its qualified status under the Code or has time remaining to apply for a favorable determination or opinion letter. No such determination or opinion letter has been revoked nor has any event occurred since the date of the most recent determination or opinion letter or application therefor that would adversely affect any such Benefit Plan qualification or materially increase its costs.

             (b) Neither the Company nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

             (c) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

             (d) The Company does not contribute to or have any liability to the Pension Benefit Guaranty Corporation or any other person, plan or entity under or with respect to (i) a pension plan subject to Title IV of ERISA or Section 412 of the Code, (ii) a multi-employer pension plan, as defined in Section 3(37) of ERISA or (iii) an employee welfare benefit plan. The Company does not maintain an employee welfare benefit plan providing health or medical benefits for retired employees.

             (e) No employee welfare benefit plan of the company provides for continuing benefits or coverage after termination or retirement from employment, except to the extent required under Section 4980B of the Code and Section 607 of ERISA or comparable state law. With respect to each Benefit Plan, the Company has complied in all material respects with the applicable health care continuation and notice requirements of Section 4980(B) of the Code and Section 607 of ERISA or comparable state law.

             (f) There is no Benefit Plan covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G or 162 of the Code.

             (g) Neither the Company nor any of its "affiliates" (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and the Company has not incurred nor owes any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

             (h) To the knowledge of the Company, no employee of the Company is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or would conflict with the Company's business as conducted or proposed to be conducted. To the knowledge of the Company, no employee of the Company is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and no litigation is pending or, to the knowledge of the Company, threatened with regard thereto.

             (i) No employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

             (j) The deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowances under Section 162(m) of the Code.

        SECTION 2.14 Software Development. The proprietary computer software owned or developed by the Company (the "Software") performs substantially in accordance with the software and documentation that has been delivered to or made available for inspection by Parent, in both human-readable and machine-readable form, contains all current revisions of such software and includes all computer programs, materials, tapes, object and source codes and other written materials related to the Software. The Company has delivered to or made available for inspection by Parent current copies of all user and technical documentation in the Company's possession related to the Software.

             (a) The Software includes all enhancements that any employee or agent of the Company has developed or assisted in the development of in connection with the Software.

             (b) No employee of the Company is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software, or any noncompetition arrangement, or any other agreement or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of the Company during the time they were, to the knowledge of the Company, employees only of the Company or by consultants who, in connection with the development of the Software, assigned in writing all of their rights in the Software to the Company. Set forth in the Company Disclosure

Schedule are the form of agreements under which rights in the Software were assigned to the Company.

             (c) Except as set forth on Section 2.14 of the Company Disclosure Schedule, all right, title and interest in and to the Software is owned by the Company, free and clear of all liens, claims, charges or encumbrances, are fully transferable to Parent and no party other than the Company has any interest in the Software, including without limitation, any security interest, license, contingent interest or otherwise. The Company's development, distribution, license, or sale of the Software did or does not violate any intellectual property rights of any other person or entity and the Company has not received any communication alleging such a violation. Except for compensation payable to employees, or to consultants pursuant to consulting agreements, in each case in the ordinary course of business, the Company does not have any obligation to compensate any person or entity for the development, use, sale or exploitation of the Software nor has the Company granted to any other person or entity any license, option or other right to develop or exploit in any manner the Software, whether requiring the payment of royalties or not. The Company is not in default under any term of any license agreement relating to the Software or the maintenance of the Software.

             (d) The Company has kept secret and has not disclosed the source code for the Software to any person or entity other than employees of the Company, except pursuant to appropriate written confidentiality agreements. The Company has taken all reasonable measures to protect the confidential and proprietary nature of the Software.

        SECTION 2.15 Taxes. The Company has filed all tax returns and reports required to be filed by it and has paid all taxes required to be paid by it, and the Interim Financials reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. The Company is not aware that any deficiencies for any taxes have been proposed, asserted or assessed against the Company, nor to the Company's knowledge, after reasonable investigation, is there any reasonable basis for the assertion of any such deficiency. No requests for waivers of the time to assess any such taxes are pending. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Company with respect to payment of or failure to pay any taxes. The Company has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes. Proper amounts have been withheld by the Company from employee compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. None of the Federal income tax returns of the Company have been examined by the United States Internal Revenue Service for the fiscal years through December 31, 1999. The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. There is no pending or, to the knowledge of the Company, threatened action, audit, proceeding or investigation for the assessment or collection of any Taxes, nor has the Company been notified of any request for such an audit or other examination. There are no requests for rulings, subpoenas, or information pending with respect to any taxing authority. The Company does not have any liabilities for unpaid federal, state, local, and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Company's balance sheet, whether asserted or unasserted, contingent or otherwise. The Company has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "Tax" or collectively "Taxes" shall include all Federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, profits, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever together with all interest, penalties, and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        SECTION 2.16 Title to Properties

             (a) Section 2.16 of the Company Disclosure Schedule contains a correct and complete list of each item of capital equipment, including machinery and equipment, tools, dies, fixtures, furniture, furnishings, plant and office equipment and vehicles with a fair market value in excess of $25,000 which is owned by the Company and used in connection with its business (the "Equipment").

             (b) The Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of the Company to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens and except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company to conduct its business as currently conducted.

             (c) The Company does not own any real property. The real property devised by the leases described under the caption referencing this Section 2.16 in the Company Disclosure Schedule constitutes all of the real property used or occupied by the Company. The Company has complied in all material respects with the terms of all leases for real property to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

        SECTION 2.17 Intellectual Property. Set forth in Section 2.17 of the Company Disclosure Schedule is a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such rights. The Company represents and warrants as follows, in each case except as set forth in Section 2.17 of the Company Disclosure Schedule:

             (a) The Company has sufficient title and ownership of all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information and other proprietary rights necessary for the operation of its business as now conducted and as proposed to be conducted with no known infringement of the rights of others.

             (b) There are no outstanding options, licenses, or agreements of any kind related to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements with respect to the patents, patent applications, licenses, trade marks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information, proprietary rights and processes of any other person or entity.

             (c) The Company has not received any written communication alleging that the Company has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity.

             (d) The Company is not aware that any of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

             (e) Neither the execution nor delivery of this Agreement, nor the operation of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

             (f) The Company does not and will not, in order to conduct its business as currently conducted or as currently proposed to be conducted, need to utilize inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

        SECTION 2.18 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of Company Preferred Stock are the only stockholder votes necessary to approve this Agreement and the transactions contemplated by this Agreement.

        SECTION 2.19 Brokers; Schedule of Fees and Expense. Except for Business Development Advisors, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        SECTION 2.20 Equipment and Other Personal Property Leases. Section 2.20 of the Company Disclosure Schedule sets forth a correct and complete list of all of the leases of Equipment and other personal property to which the Company is a party (the "Equipment and Other Personal Property Leases"). The Equipment and Other Personal Property Leases listed in Section 2.20 include all leases by the Company of any item of personal property used by the Company in connection with the operation of its business. Except as set forth in such Section 2.20, all of the equipment and personal property leased by the Company under the Equipment and Other Personal Property Leases is currently used by the Company in the ordinary course of its business. The Company has delivered to Parent correct and complete copies of all Equipment and Other Personal Property Leases. The Equipment and Other Personal Property Leases are valid, subsisting and in full force and effect, and neither the Company nor any other party thereto is in default of any of its obligations under any of such leases. Except as set forth in such Section 2.20, no consent to the consummation of the transactions contemplated by this Agreement is required from the lessors of any of the Equipment or Other Personal Property.

        SECTION 2.21 Product and Service Warranties. Except as described in
Section 2.21 of the Company Disclosure Schedule, the Company has not given or made any warranties to third parties with respect to any products supplied or services performed in respect of its business which may still be in effect at any time after the date hereof, except for warranties imposed by law. Except as described in such Section 2.21, there have been no claims or investigations made with respect to any product or service warranties which have not been fully settled and resolved or any unresolved warranty claims. The Company does not know of any basis for any other claim or investigation.

        SECTION 2.22 Disclosure. Each of the representations and warranties set forth in this Article II shall be deemed made at and as of the date of this Agreement and again at and as of the Closing Date, as if made at such time and substituting the Closing Date for the date of this Agreement throughout this
Article II, except to the extent such representations and warranties specifically refer to a date other than the date of this Agreement. No representation or warranty contained in this Agreement or in the Company Disclosure Schedule, or in any document delivered by the Company to Parent pursuant to this Agreement, contains or will, at the Closing, contain any untrue statement of a material fact or omits or will, at the Closing, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

        SECTION 3.1 Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

        SECTION 3.2 Capital Structure. The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"). At the close of business on June 6, 2000, a) 33,899,067 shares of Parent Common Stock were issued and outstanding, (b) no shares of Preferred Stock were held by Parent in its treasury, and (c) 6,375,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option and employee stock purchase plans ("Parent Equity Incentive Plans"). The Shares of the Parent common stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth above, at the close of business on March 31, 2000, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to the Parent Equity Incentive Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party, or by which it is bound, obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of Parent. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

        All of the outstanding capital stock of Parent's subsidiaries is owned by Parent, directly or indirectly, free and clear of any Lien (as defined in Section 2.4) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

        SECTION 3.3 Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement referred to in Section 7.2 and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Escrow Agreement, and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, and the Escrow Agreement have been duly executed and delivered by Parent and each constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement and the Escrow Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement and compliance with the provisions of this Agreement and the Escrow Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (a) the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations hereunder or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement and the Escrow Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for
(1) the filing of the Certificate of Merger with the Delaware Secretary of State and (to the extent necessary under applicable law) appropriate documents with the relevant authorities of other states in which Company is qualified to do business and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse affect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        SECTION 3.4 SEC Documents. Parent has timely filed all required reports, schedules, forms, statements and other documents with the SEC since February 25, 2000 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such

SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on Parent.

        SECTION 3.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents and publicly available prior to the date of this Agreement, since the date of the most recent unaudited financial statements included in the SEC Documents and through the date of this Agreement, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been:

             (a) any material adverse change (as defined in Section 9.2) in Parent;

             (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock;

             (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

             (d) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on Parent or any of its subsidiaries;

             (e) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP;

             (f) any Tax election that individually or in the aggregate would have a material adverse effect on Parent or any of its Tax attributes or any settlement or compromise of any material income Tax liability;

             (g) any incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice;

             (h) any cancellation of any debts or claims, or waiver of any rights, of substantial value;

             (i) any sale, transfer, conveyance, encumbrance or grant of any security interest in any of Parent's assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; or

             (j) any agreement, whether in writing or otherwise, to take any action described in this Section 3.5.

        SECTION 3.6 Litigation. Except as set forth in the Parent SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of Parent, investigation by any Governmental Entity involving, Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on Parent.

        SECTION 3.7 Compliance with Laws. Parent and each of its subsidiaries is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger. Parent and each of its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on Parent. Except as disclosed in the SEC Documents, Parent has not received any notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by Parent.

        SECTION 3.8 Taxes. Parent has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 3.9 Title to Properties. Parent and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of Parent or any of its subsidiaries to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which Parent or any of its subsidiaries has a leasehold interest, are free and clear of all Liens and except for Liens that individually or in the aggregate would not materially interfere with the ability of Parent and each of its subsidiaries to conduct its business as currently conducted. Parent and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Parent and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on Parent.

        SECTION 3.10 Voting Requirements. No vote of or other action by the holders of Parent's Common Stock (or securities convertible into Parent's Common Stock) is necessary in connection with the approval of this Agreement or the consummation by Parent of the transactions contemplated by this Agreement.

        SECTION 3.11 Brokers; Schedule of Fees and Expense. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

        SECTION 3.12 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        SECTION 4.1 Conduct of Business by the Company. Except as set forth in
Section 4.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not:

             (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the

Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

             (b) amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents;

             (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $25,000, except purchases of inventory in the ordinary course of business consistent with past practice;

             (d) take any action that would, or that could reasonably be expected to, result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

             (e) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, provided, however, that between June 19, 2000 and the Closing Date, the Company may grant Company Options to purchase up to 1,600,000 shares of Company Common Stock;

             (f) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

             (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than advances to employees in the ordinary course in accordance with past practice;

             (h) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $25,000;

             (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Interim Financials or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

             (j) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

             (k) enter into any contracts, agreements, arrangement or understandings relating to the distribution, sale or marketing by third parties of the Company's products or products licensed by the Company;

             (l) except as required to comply with applicable law or by the terms of this Agreement, (i) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not provided for under any Benefit Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

             (m) form any subsidiary to the Company; or

             (n) authorize any of, or commit or agree to take any of, the foregoing actions.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        SECTION 5.1 Registration of Parent Common Stock. At or before the Effective Time, Stockholders of Company Common Stock receiving the Consideration Common shall become parties to Parent's Amended and Restated Investor Rights Agreement dated November 10, 1999 (the "Registration Rights Agreement") with respect to Sections 1.3 (piggyback registration rights) and 7 (miscellaneous provisions) thereof. In addition, Parent shall prepare and file a shelf registration statement on Form S-3 under the Securities Act (the "Form S-3"), covering the Consideration Common issued pursuant to the Merger and held by signatory(ies) to the Registration Rights Agreement as of the filing date, as soon as practicable following Parent's becoming eligible to use Form S-3, but in any event no later than March 31, 2001. The Form S-3 shall be prepared and filed in accordance with Section 1.12 of the Registration Rights Agreement.

        SECTION 5.2 Access to Information . The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time.

        SECTION 5.3 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form theretofore agreed to by the parties.

        SECTION 5.4 Tax Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 5.5 NMS Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq Stock Market National Market, subject to official notice of issuance, prior to the Closing Date.

        SECTION 5.6 Certain Tax Matters. Notwithstanding any other provision in this Agreement to the contrary, the following covenants will survive the Merger through the applicable statute of limitation. From the date hereof until the Effective Time, (i) the Company will file all Tax Returns and reports ("Post-Signing Returns") required to be filed by it; (ii) the Company will timely pay all Taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will make provision for all Taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any Tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's Tax liabilities or Tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) the Company will not make any material Tax election without the consent of Parent.

        SECTION 5.7 Reasonable Efforts; Notification.

             (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the term contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Parent to dispose of any significant asset or collection of assets.

             (b) Each party shall give prompt notice to the other of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        SECTION 5.8 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, any fees and expenses incurred by the Company in excess of $450,000 in transaction costs relating to this Agreement and the Merger shall be borne by the stockholders of the Company if the Merger is consummated. Transaction costs shall include, but not be limited to, legal fees and expenses, financial advisory and investment banking fees and expenses and accounting and auditing fees and expenses.

        SECTION 5.9 S-8 Registration Statement; Company Employee Options.

             (a) Parent shall, within 90 days of the Closing Date, file with the Securities and Exchange Commission an S-8 registration statement covering shares of Parent Common Stock issuable upon exercise of Company Options which are assumed by Parent pursuant to this Agreement and Company's stock option plan(s).

             (b) Parent shall, with respect to employees of Company that become employees of Parent following the Closing, review the stock and stock option positions of such employees as compared to stock and stock option positions of individuals in similar positions with Parent. If necessary to make the stock and stock option positions of such former Company employees relatively consistent with those of Parent's employees in similar positions, Parent will grant additional stock options to such former Company employees. Such review, and the determination of whether to grant additional options as well as the amounts and terms of such option grants, shall be in the sole discretion of Parent's Board of Directors and the compensation committee thereof.

        SECTION 5.10 Transferability Parent shall permit any Stockholder of Company receiving Consideration Common to subsequently sell or transfer the Shares it receives to a third party who would otherwise qualify to receive the Shares from Parent in a transaction exempt from registration under the Securities Act of 1933, as amended.


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

        SECTION 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligation of each party to effect the merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

             (a) Stockholder Approval. This Agreement shall have been approved and adopted by the stockholders of the Company.

             (b) National Market Listing. The shares of Parent Company Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the Nasdaq Stock Market National Market, subject to official notice of issuance.

             (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

        SECTION 6.2 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

             (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

             (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

             (c) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change (as defined in Section 9.2) in the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of Parent.

             (d) Execution of Registration Rights Agreement. The Stockholders of the Company receiving the Consideration Common shall have become parties to the Registration Rights Agreement to the extent provided in and pursuant to Section 5.1.

             (e) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

        SECTION 6.3 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

             (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

             (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

             (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of

Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

             (d) No Material Adverse Change. Other than as set forth in the Company Disclosure Schedule, at any time on or after the date of this Agreement there shall not have occurred any material adverse change (as defined in Section 9.2) in the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company.

             (e) Stockholder Approval. The holders of at least 90% of the issued and outstanding shares of Company Common Stock and Company Preferred Stock shall have approved, at a meeting of stockholders or by written consent, this Agreement and the Merger.


                                   ARTICLE VII
                      SURVIVAL, ESCROW AND INDEMNIFICATION

        SECTION 7.1 Survival of Representations and Warranties. Except for
Section 2.15, which shall survive the Merger through the expiration of the applicable statutes of limitations, all of Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Disclosure Schedule) shall survive the Merger and continue until the date which is 12 months following the Closing Date (the "Expiration Date").

        SECTION 7.2 Escrow Arrangements.

             (a) Escrow Fund. At the Effective Time, the holders of Consideration Common, to the extent set forth in Section 1.10, shares will be deemed to have received and deposited with the Escrow Agent the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with the Escrow Agent by Parent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein (and in the Escrow Agreement) and at Parent's cost and expense. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, agents, employees, stockholders or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (as modified by the Company Disclosure Schedule) and (ii) any failure by the Company to perform or comply with any covenant contained herein. Any shares remaining in the Escrow Fund after the final determination of any unsatisfied Losses existing at the end of the Escrow Period shall be returned to the holders. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 7.2(d) below) identifying Losses have been delivered to the Escrow Agent as provided in Section 7.2(e), and all other procedures in this Article VII shall have been followed.

             (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate as provided in
Section 7.3(b) (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that, together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Stockholder Agent in the manner provided in Section 7.2(e), to satisfy any unsatisfied Losses concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. Promptly upon termination of the Escrow Period, the Escrow Agent shall deliver to the holders of Shares the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the holders of Shares pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

             (c) Protection of Escrow Fund.

                    (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                    (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split, stock dividend or recapitalization) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                    (iii) Each stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

             (d) Claims Upon Escrow Fund.

                    (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount determined pursuant to
Section 7.2(d)(ii) equal to such Losses. Notwithstanding the above, the Escrow Agent shall not deliver to Parent any shares of Parent Common Stock from the Escrow Fund unless and until the aggregate amount of Losses claimed pursuant to this paragraph exceeds $100,000 (the "Deductible"). If the aggregate amount of claimed Losses exceeds the Deductible, the Escrow Agent shall only deliver to Parent such shares of Parent Common Stock to compensate Losses over and above the Deductible, subject to the provisions of Section 7.2(e) and 7.2(f).

                    (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i), the shares of Parent Common Stock shall be valued at the value determined pursuant to Section 1.8(c)(B).

             (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) or withhold any distribution pursuant to
Section 7.2(b) unless the Escrow Agent shall have received written authorization from the Stockholder Agent to make such delivery or withhold such distribution. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery or withdrawal of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d), provided that no such payment or withholding may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

             (f) Resolution of Conflicts. In case the Stockholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Agent and Parent shall attempt in good faith for a period of 60 days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof. If no such agreement can be reached during such initial 60-day period, either Parent and the Stockholder Agent will participate in a mutually agreeable form of non-binding mediation for a period of up to 60 additional days. Each party shall bear its own costs and expenses of such mediation, and each party shall pay one-half of the costs and fees of the mediator. If no resolution can be achieved during such additional 60-day period, the parties may seek legal remedies in accordance with Section
9.8 hereof. The time periods set forth in this paragraph shall not begin to run with respect to any claimed Losses until the claimed Losses in the aggregate have exceeded the Deductible. When the aggregate amount of claimed Losses exceeds the Deductible, the provisions of this paragraph shall apply to all previously claimed Losses in Officer's Certificates and objection to such claims under Section 7.2(e). However, under no circumstances will the Escrow Agent deliver to Parent any shares of Parent Common Stock from the Escrow Fund for Losses falling within the Deductible.

             (g) Stockholder Agent; Power of Attorney.

                    (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, John B. Wright, II shall be appointed as agent and attorney-in-fact (the "Stockholder Agent") for each holder of Consideration Common shares, for and on behalf of stockholders, to execute the Escrow Agreement, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of Shares prior to the Effective Time, and after the Effective Time by the former holders of Shares as of the Effective Time from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Stockholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the holders of Shares.

                    (ii) The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Stockholder Agent and hold the Stockholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Agent and arising out of or in connection with the acceptance or administration of the Stockholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Agent.

             (h) Actions of the Stockholder Agent. A decision, act, consent or instruction of the Stockholder Agent shall constitute a decision of all the holders of Consideration Common for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of each and every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

             (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Agent of such claim, and the Stockholder Agent, as representative for the holders of Consideration Common, shall be entitled, at their option and expense, to participate in or take over any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Stockholder Agent which shall not be unreasonably withheld, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund; except that in the event a claim with third-party claimants is settled for less than the full amount of the claim, Parent shall have no right to obtain any additional amount from the Escrow Fund in respect of such claim; provided, further, that if the Stockholder Agent has taken over the defense of a claim as permitted by this Section 7.2(i), the Stockholder Agent shall have the right in its sole discretion to settle such claim, with the consent of the Parent which shall not be unreasonably withheld, and the Parent shall have no right to settle such claim. In the event that the Stockholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Stockholder Agent shall have no power or authority to object under any provision of this Section 7.2 to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

             (j) Escrow Agent's Duties. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in the Escrow Agreement.

             (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

        SECTION 7.3 Limitation of Remedies.

             (a) Parent and Sub acknowledge and agree that, in the event the Merger is completed, the indemnification provisions in this Section 7.3 shall be the exclusive remedy of Parent and Sub for Losses described in Section 7.2, and for any other claims made pursuant to this Agreement, except in the event of fraud, including both active fraud and fraudulent concealment by the Company, its officers, directors, employees, agents or one or more former stockholder(s) of the Company against whom recovery for such fraud is sought.

             (b) At the one-year anniversary of the Effective Time, the escrow shall terminate and all shares in the Escrow Fund, except shares that have been delivered to Parent under Article VII or the number of shares of Parent Common Stock which are, at such date, claimed by Parent to be deliverable to Parent in satisfaction of claims identified in Officers' Certificates pursuant to Section 7.2(d) and (e), shall be distributed to the former Company stockholders.

        SECTION 7.4 Indemnification

             (a) From and after the Effective Time of the Merger, Parent shall indemnify, defend and hold harmless the present and former officers, directors and employees of Company

(collectively, the "Indemnified Parties") against all losses, expenses, claims, judgments, damages, liabilities or amounts that are paid in settlement of, with the approval of Parent (which approval shall not be unreasonably withheld), or otherwise in connection with, any claim, action, suit, judgment, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law).

             (b) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain their regularly engaged independent legal counsel as of the date of this Agreement, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to Parent, (ii) Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent will use its reasonable efforts to assist in the vigorous defense of any such matter, provided that Parent shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 7.4, promptly upon learning of any such Claim, shall notify Parent (although the failure so to notify Parent shall not relieve Parent from any liability which Parent may have under this Section 7.4, except to the extent such failure prejudices Parent). The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as reasonably determined by counsel to such Indemnified Parties) a conflict on any significant issue between the position of any two or more of such Indemnified Parties, in which event, an additional counsel may be retained by such Indemnified Parties.

        This Section 7.4 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Parent, Parent's obligations pursuant to this Section 7.4 and its and their successors and permitted assigns.


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

        (a)     by mutual written consent of Parent, Sub and the Company;

        (b)     by either Parent or the Company:

                    (i) if the Merger shall not have been consummated by July 7, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

                    (ii) if any restraint having any of the effects set forth in
Section 6.1(c) shall be in effect and shall have become final and nonappealable.

             (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty or Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 8.1(c) with respect to a particular breach or inaccuracy prior to or during the 15-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 8.1(c) if such inaccuracy or breach shall have been cured in all material respects during such 15-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 8.1(c) if it shall have willfully and materially breached this Agreement; or

             (d) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable efforts, then (i) Parent may not terminate this Agreement under this Section 8.1(d) with respect to a particular breach or inaccuracy prior to or during the 15-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 8.1(d) if such inaccuracy or breach shall have been cured in all material respects during such 15-day period; and, provided further that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have willfully and materially breached this Agreement.

        SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the

Company, other than the provisions of this Section 8.2 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        SECTION 8.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

        SECTION 9.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to Parent or Sub, to:

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, CA  94304
               Attention:  Christopher D. Mitchell

               if to the Company, to:

               Arista Knowledge Systems
               Suite 250
               1320 Harbor Bay Parkway
               Alameda, CA 94502-3002
               Attention: Jeffery J. Munks, Chairman/CEO with copies to:

               Gray Cary Ware & Freidenrich LLP
               400 Hamilton Avenue
               Palo Alto, CA 94301-1809
               Attention:  Dianne H. Frankel, Esq.

               Safeguard Scientifics, Inc.
               Suite 101
               100 Hamilton Avenue
               Palo Alto, CA 94301
               Attention:  Roop Lakkaraju
               and Attention:  General Counsel

               Pennsylvania Early Stage Partners, L.P.
               300 The Safeguard Building
               435 Devon Park Drive
               Wayne, PA 19087
               Attention: Michael G. Bolton
               and Attention:  General Counsel

        SECTION 9.2 Definitions. For purposes of this Agreement:

             an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

             "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of either the Company or Parent and its subsidiaries, taken as a whole, as the case may be;

             a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

             a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        SECTION 9.3 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this

Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        SECTION 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.5 Entire Agreement. This Agreement, the Exhibits hereto and the ancillary agreements contemplated hereby constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and such Exhibits and ancillary agreements.

        SECTION 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        SECTION 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder and any holder of Consideration Common may assign, in its sole discretion, its rights under Section 5.1 so long as it meets the requirements for assignment set forth in the Registration Rights Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.8 Enforcement. In the event any dispute arises out of this Agreement or the transactions contemplated hereby, Parent or the Company and, after the Effective Time of the Merger with respect with matters related to the Escrow Fund, the Stockholder Agent, may, by written notice to the other, demand arbitration of the matter unless the amount of the damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Company or the Stockholder Agent, as the case may be, shall agree on the arbitrator; provided that if Parent and the Company or the Stockholder Agent, as the case may be, cannot agree on such arbitrator, either party can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limit time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law, which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator shall be binding and conclusive upon the parties to this Agreement. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco County, California under the commercial rules then in effect of the American Arbitration Association.

        SECTION 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 9.10 Attorneys' Fees. In the event of any dispute, litigation or arbitration pertaining to or arising out of this Agreement or the obligations of the parties under this Agreement, the prevailing party shall be entitled to an award of attorneys' fees and costs



                   (Reminder of page intentionally left blank)

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                DIGITALTHINK, INC.

                By: /s/ PETER J. GOETTNER
                   -----------------------------------

                Name: Peter J. Goettner
                     ---------------------------------

                Title: President & CEO
                      --------------------------------

                Date: 7/6/00
                     ---------------------------------

                DT ARISTA SUB, INC.

                By: /s/ PETER J. GOETTNER
                   -----------------------------------

                Name: Peter J. Goettner
                     ---------------------------------

                Title: President
                      --------------------------------

                Date: 7/6/00
                     ---------------------------------

                ARISTA KNOWLEDGE SYSTEMS, INC.

                By: /s/ JEFFREY MUNKS
                   -----------------------------------

                Name: Jeffrey Munks
                     ---------------------------------

                Title: President
                      --------------------------------

                Date: 7/6/00
                     ---------------------------------


SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER
DATED AS OF JULY 6, 2000 FOR DIGITALTHINK, INC., ARISTA
KNOWLEDGE SYSTEMS, INC. AND DT ARISTA SUB, INC.

                                  ATTACHMENT 1

        The following persons, each a stockholder of Arista Knowledge Systems, Inc., agree to vote any and all shares of such corporation's capital stock which they hold, whether at a stockholders' meeting or pursuant to a stockholders' written consent, in favor of the transactions contemplated by the foregoing Agreement and Plan of Merger, to which this Attachment 1 is attached, agree to be bound by the provisions of the Escrow Agreement mentioned therein and understand that their covenants are made for the benefit of, and will be relied upon by, DigitalThink, Inc. and DT Arista Sub, Inc.

                                       STOCKHOLDERS:

                                       SAFEGUARD SCIENTIFIC CORPORATION

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------


                                          [insert names of other stockholders]